Exhibit 10.12A

EXECUTIVE VERSION

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made this 13th day of February, 2014 (“Effective Date”) between Seattle Children’s Hospital d/b/a Seattle Children’s Research Institute, a Washington non-profit corporation having an address at 4800 Sand Point Way NE, Seattle, WA 98105 (“Licensor”) and Juno Therapeutics, Inc., a Delaware corporation having an address at 8725 W. Higgins Road, Suite 290, Chicago, IL 60631 (“Licensee”). Licensor and Licensee are each individually referred to as a “Party” and collectively as the “Parties”.

BACKGROUND

The inventions claimed in the Licensed Patents (“Inventions”) were made in the course of research by Dr. Michael C. Jensen and others (“Inventors”);

Inventors are employees of Children’s University Medical Group and have assigned all of their rights, title and interests in the Licensed Patents to Licensor;

Licensor, a nonprofit corporation exempt from federal income taxation and operated for charitable. scientific and educational purposes, is desirous that the Inventions be developed and utilized to the fullest possible extent and has determined that this Agreement is in furtherance of its mission;

Licensee desires to obtain. and Licensor is willing to grant to Licensee, under the Licensed Patents, a license for the purposes of research, development and commercialization of Licensed Products and related activities in the Field, all on the terms set forth below.

Pursuant to that certain Sponsored Research Agreement entered by the Parties of even date herewith, Licensor has granted to Licensee options to obtain licenses to certain Biological Materials, Improvements and Other Inventions developed under that SRA for the purposes of research, development and commercialization of Licensed Products and related activities in the Field.

In consideration of the foregoing premises and the mutual covenants and promises contained in this Agreement, the Parties agree as follows:

AGREEMENT

ARTICLE 1. DEFINITIONS

The terms. as defined below, shall have the same meanings in both their singular and plural forms.

1.1	“Affiliate” means any corporation or other entity controlled by, controlling, or under common control with another entity, with “control” meaning direct or indirect beneficial

EXECUTIVE VERSION

ownership of fifty percent (50%) or more of the voting securities of such corporation or other entity. An entity shall be considered an “Affiliate” only for so long as such control exists.

1.2	“Combination Product” means a Licensed Product sold in combination (i.e., for a single price) with one or more active ingredients or Active Components that contribute to the therapeutic function of the Licensed Product, where such active ingredients or Active Components are not themselves Licensed Products, and where such other active ingredients or Active Components could reasonably be deemed to be separate therapeutic product(s). For clarity, an Active Component includes, without limitation, a medical device used for preparing to administer and/or administering the live components of a Licensed Product but shall not include single-use disposable components for use with such a medical device.

1.3	“Commencement” means with regard to a clinical trial, the date the first subject is dosed in such -trial.

1.4	“Commercially Reasonable Efforts” means continuous and diligent efforts of a degree and kind which are consistent with biotechnology industry custom and practice in the exercise of good scientific and business judgment, as applicable to products in the then current stage of product development and life cycle, including commitments of funding, personnel and technology.

1.5	“Completion” means with respect to a clinical trial means the date the database for such trial is locked.

1.6	“Controlled” means with respect to intellectual property, possession by a Party of the authority to grant a right.. license or sublicense without violating the terms of any written agreement with a third party.

1.7	“Field” means all therapeutic, prophylactic and diagnostic uses.

1.8	“Improvement(s)” means Licensor’s interest in patent rights in any invention(s) or discovery(ies) that meet all of the following conditions: (a) are first conceived or reduced to practice in the performance of the Research under the SRA; (b) [***]; (c) are directed to the specific subject matter disclosed in one or more of the patents and/or patent applications within the Licensed Patents; and (d) are reasonably necessary or useful to develop, make and/or commercialize one or more Licensed Products.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

1.9	“Indication” means a specific disease.

1.10	“Licensed Biological Materials” means any biological material that is licensed to Licensee pursuant to Section 2.2 herein.

1.11	“Licensed Patent(s)” means Licensor’s rights in (a) the patent applications listed on Exhibit A; (b) any patent application or patent that claims any Improvement to which Licensee has exercised its option and acquired a license thereto pursuant to the SRA; (c) any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent or patent application identified on Exhibit A; (d) any patents subsequently issuing on any patent application identified in clause (a), (b) or (c) of this definition, including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is contained within the subject matter of at least one of the patents or patent applications identified in clause (a), (b) or (c) of this definition; (e) any foreign counterpart (including filings pursuant to the Patent Cooperation Treaty) of any patent or patent application identified in clause (a), (b), (c) or (d) of this definition; and (f) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in clauses (a) through (e) of this definition.

1.12	“Licensed Product” means any product (a) the manufacture, use, sale, offer for sale, importation or other disposition of which would constitute, but for the license granted to Licensee under this Agreement, an infringement, an inducement to infringe or contributory infringement, of at least one Valid Claim (assuming for pending claims that such claims had issued) in the country of use, sale or manufacture, or (b) that is produced with, contains, incorporates or uses (other than incidentally) any Licensed Biological Materials.

1.13	“Licensed Service” means any service (a) performed for or on behalf of a third party on a fee-for-service basis, the performance of which would constitute, but for the license granted to Licensee under this Agreement, an infringement, an inducement to infringe or contributory infringement, of at least one Valid Claim (assuming for pending claims that such claims had issued) where the service is performed (in whole or part); or (b) which uses (other than incidentally), contains or incorporates any Licensed Biological Material.

EXECUTIVE VERSION

1.14	“Major Country” means [***].

1.15	“Net Sales” means the gross revenues received by Licensee, its Affiliate, or Sublicensees from or on account of a sale or other disposition of Licensed Products or the performance of Licensed Services, less (a) customary trade, quantity or cash discounts to the extent actually allowed and taken; (b) amounts repaid or credited by reason of rejection or return; (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied directly on the production, sale, transportation, delivery, or use of a Licensed Product or performance of a Licensed Service, which is paid by or on behalf of Licensee, its Affiliates or a Sublicensee; and (d) to the extent separately stated on purchase orders, invoices or other documents of sale outbound transportation costs prepaid or allowed and costs of insurance in transit. No deductions shall be made for [***]. Net Sales shall occur on the date of billing for a Licensed Product or Licensed Service. Reasonable and customary quantities of samples of Licensed Products or related performance of Licensed Services by Licensee, its Affiliates or Sublicensees at cost or less for marketing, charitable care or clinical trials shall not be included in any calculation of Net Sales. Any Licensed Product sold or otherwise disposed or Licensed Service performed for other property (e.g., barter) or other than in an arm’s length transaction shall be deemed invoiced at fair market value. In the case of Combination Products, Net Sales shall mean the gross amount invoiced by the Licensee, its Affiliates or Sublicensees for Combination Products, less the deductions set forth above in this definition, multiplied by a proration factor that is determined as follows: if all active ingredients or Active Components of the Combination Product were sold separately during the same or immediately preceding Reporting Period, the proration factor shall be determined by the formula [***].

If all active ingredients or Active Components of the Combination Product were not sold separately during the same or immediately preceding Reporting Period, then Net Sales shall mean the gross amount invoiced by the Licensee, its Affiliates or Sublicensees for Combination Products, and less [***] of the active ingredients or Active Components that are not Licensed Products, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

1.16	“Other Consideration” means consideration of any kind received by Licensee or its Affiliates from a third party in connection with the grant of an option for future rights, a license or other rights or immunities under or to any claim (whether pending or issued) of any Licensed Patent or for rights to future revenue attributable to any Licensed Patent (e.g., such as upfront fees and milestone payments including success payments for research and development relating to the Licensed Products); provided, however, Other Consideration does not include consideration of any kind received for (i) equity (at fair market value) of Licensee; (ii) amounts loaned to Licensee or any of its [***]. Further, Other Consideration does not include any amounts received by Licensee or any of its Affiliates as bona fide running royalties on Net Sales of Licensed Products or Licensed Services or payments for sales of units of Licensed Product (which sales are accounted for as Net Sales and subject to royalty payments to Licensor) or the performance of any Licensed Services. To the extent that rights other than the Licensed Patents are sublicensed together with the Licensed Patents, the Other Consideration allocated to the Licensed Patents shall be fairly determined by Licensee in good faith taking into account the relative value of the Licensed Patents and such other rights, and Licensee shall disclose in writing its calculation and methodology to Licensor.

1.17	“Phase I Clinical Trial” means the first trial conducted pursuant to 21 C.F.R.§ 312.21(a) or its foreign counterpart that provides for the first introduction into humans of a pharmaceutical product for the purpose of determining human toxicity, metabolism, absorption, elimination or other pharmacological action aimed to support ultimate obtaining of regulatory approval for such pharmaceutical product, or to obtain label expansion of such pharmaceutical product.

1.18	“Phase II Clinical Trial” means the first trial conducted pursuant to 21 C.F.R. § 312.21(b) or its foreign counterpart on patients that is designed to determine the effectiveness of the pharmaceutical product by examining several factors that may include dose response, type of patient, or frequency of dosing to support regulatory approval for such pharmaceutical product or label expansion for such pharmaceutical product.

1.19	“Phase III Clinical Trial” means the first trial conducted pursuant to 21 C.F.R. § 312.21(c) or its foreign counterpart on patients that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, or to define warnings, precautions or adverse reactions that are associated with the pharmaceutical product or the dosage range to be prescribed to support regulatory approval for such pharmaceutical product or label expansion for such pharmaceutical product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

1.20	“Pivotal Clinical Trial” means a clinical trial of a Licensed Product that is, or is designed to be, the final clinical trial before filing for Regulatory Approval of the Licensed Product in a country of the Territory.

1.21	“Regulatory Approval” means, with respect to a nation or, where applicable, a multinational jurisdiction, such approvals, licenses, registrations or authorizations that are required to be obtained from a Regulatory Agency prior to the marketing and sale of a Licensed Product for use in the Field in such country or multinational jurisdiction (including, where applicable, pricing approvals necessary to obtain reimbursement).

1.22	“Regulatory Authority” means, with respect to any particular country or, where applicable, a multinational jurisdiction, the governmental authority, body, commission, agency or other instrumentality of such country or multinational jurisdiction (e.g., the EMEA with respect to the European Union), with the primary responsibility for the approval of pharmaceutical products before a Licensed Product can be tested, marketed, promoted, distributed or sold in such country or multinational jurisdiction, including such governmental bodies, if any, that have jurisdiction over the pricing of such pharmaceutical product. The term “Regulatory Agency” includes, without limitation, the FDA, EMEA and MHW.

1.23	“Reporting Period” means each [***].

1.24	“Sponsored Research Agreement” or “SRA” means the Sponsored Research Agreement entered into between the Parties simultaneously with the execution of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

1.25	“Sublicensee” means any entity or person to which a sublicense at any tier has been granted under any Licensed Patent under this Agreement. For clarity, a (a) third party manufacturer that manufactures Licensed Products for resale by Licensee, its Affiliate or Sublicensee shall not be deemed a Sublicensee, provided that a royalty is being paid by Licensee for the sale of those Licensed Products pursuant to Section 3.3.1 and/or (b) third party wholesaler or distributor who has no significant responsibility for marketing and promotion of the Licensed Product within its distribution territory or field (i.e., the third party simply functions as a reseller), and who does not pay any consideration to Licensee, an Affiliate of Licensee or Sublicensee for such wholesale or distributor rights, shall not be deemed a Sublicensee; and the resale by such a wholesaler or distributor shall not be treated as royalty bearing Net Sales by a Sublicensee provided that a royalty is being paid by Licensee for the initial transfer to the wholesaler or distributor pursuant to Section 3.3.1.

1.26	“Term” means the period of time beginning on the Effective Date and ending on the expiration date of the last to expire Valid Claim, unless sooner terminated in accordance with Article 5 or as otherwise provided in this Agreement.

1.27	“Territory” means worldwide.

1.28	“Valid Claim” means a claim of (a) an issued and unexpired patent included within the Licensed Patents, unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, (b) a pending patent application within the Licensed Patents to the extent the claim continues to be prosecuted in good faith for a period of time not to exceed [***] years from its earliest priority filing date in the applicable country, or (c) under any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in the Licensed Patents in clauses (a) through (e).

ARTICLE 2. GRANTS

2.1	Patent License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Affiliates, and Licensee, on behalf of itself and its Affiliates, hereby accepts, an exclusive (subject to Sections 2.3 and 2.4), royalty-bearing, non-transferable (except as provided in Section 13.1) license (with the right to sublicense under Section 2.5) under the Licensed Patents, in each case, solely in the Field within the Territory and during the Term, to

(a)	make, have made, use, sell, offer for sale, and import Licensed Products, and

(b)	perform and have performed Licensed Services.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

2.2	Biological Materials License. Biological Materials developed under a Research Plan under the Sponsored Research Agreement shall be licensed to Licensee, as set forth in the Sponsored Research Agreement; provided, for the avoidance of doubt, it is understood and agreed that any such license shall remain in effect until the expiration or termination of this Agreement, unless otherwise agreed in writing by the Parties.

2.3	Reservation of Rights. Licensor reserves the right to use and otherwise exploit the Licensed Patents for its internal non-commercial research, teaching, and education-related purposes, including, but not limited to clinical activities, including the development and use of pediatric oncology products, at Licensor and its Affiliates. Licensor may also provide non-exclusive, non-transferable licenses under the Licensed Patents to other not-for-profit entities solely for non-commercial research, teaching, non-commercial patient care, and other educationally-related purposes; provided Licensor covenants that any such license will (a) be in writing, (b) contain an express written prohibition on the filing by the not-for-profit licensee of any patent application(s) on any invention made with the practice of the Licensed Patents that would limit any practice of any of the Licensed Patents, and (c) require that the licensee assign to Licensor any patent application or patent filed in violation of any such prohibition.

2.4	Government Rights. Licensee understands that the Licensed Patents were developed under a funding agreement with the Government of the United States of America (“Government”) and, as a result, that the Government has certain rights thereto. This Agreement is made subject to the Government’s rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement, applicable law or regulation shall prevail. Licensee agrees that any Licensed Products that embody Subject Inventions (as defined in subject to 35 U.S.C. § 204) that are used or sold in the United States must be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government.

EXECUTIVE VERSION

2.5	Sublicensing.

2.5.1	Licensee may grant sublicenses (through multiple tiers) under the Licensed Patents and under any license granted to the Licensed Biological Materials pursuant to the SRA consistent with and subordinate to the terms of this Agreement and, in the case of Licensed Biological Materials, subject to a written material transfer agreement. Licensee shall be responsible and liable for its Affiliates’ and Sublicensees’ compliance with this Agreement, and for promptly collecting all amounts due to Licensee from its Affiliates and Sublicensees. Licensee’s sublicenses shall not include any terms inconsistent with the terms of this Agreement, and shall include protection for Licensor in terms of limiting Licensor’s liability, disclaiming Licensor’s warranties, protecting Licensor’s intellectual property and proprietary rights; and indemnities expressly in favor of Licensor for which Licensor shall be a third party beneficiary, all to at least the same extent as this Agreement. In the event of a conflict between this Agreement and any sublicense, this Agreement shall control. If a Sublicensee becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, Licensee, to the extent allowed under applicable law and in a timely manner, agrees to use reasonable commercial efforts to collect all consideration owed to Licensee and to have the sublicense agreement assumed or rejected by a court of proper jurisdiction as soon as reasonably possible. Licensee must deliver to Licensor a true and correct copy of each sublicense granted by Licensee and any amendment or termination thereof, which, in each case, may be redacted to remove any confidential terms not relevant to (i) payments due to Licensor under this Agreement with respect to the Licensed Patents or Licensed Biological Materials or (ii) the Sublicensee’s obligations to comply with the terms of this Agreement, within [***] after execution, amendment or termination.

2.5.2	If this Agreement is terminated pursuant to Article 5, Licensor agrees that each agreement with an existing Sublicensee in good standing at the date of termination shall remain in full force and effect and that the obligations of such Sublicensee to Licensor shall be those set forth in this Agreement, provided, in each case, that such Sublicensee consents in writing to be bound by all of the terms and conditions of this Agreement, as further limited by its applicable sublicense agreement, if at the time of such termination the Sublicensee(s) shall be responsible for curing that breach.

2.6	Option to Improvement(s). The Parties acknowledge that Licensor has granted to Licensee an option to acquire a license to Improvement(s), as set forth in the Sponsored Research Agreement, and if Licensee acquires license rights to any such Improvement(s), such licenses shall be shall be subject to the terms of this Agreement, unless otherwise agreed in writing by the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

ARTICLE 3. CONSIDERATION

3.1	License Fee.

3.1.1	License Fee. Within [***] following the Effective Date of this Agreement, Licensee shall pay Licensor a one-time, non-refundable, non-recoupable upfront licensing fee of two hundred thousand dollars ($200,000).

3.1.2	License Maintenance Fees. Licensee shall pay to Licensor non-refundable annual license maintenance fees in the total amount of two hundred fifty thousand dollars ($250,000) in five equal installments of fifty thousand dollars ($50,000) each on the first, second, third, fourth and fifth anniversaries of the Effective Date. License maintenance fees paid under this Section 3.2 for any annual period shall be creditable against royalties due on Net Sales under Section 3.3.1 and milestone payments payable to Licensor under Section 3.4, in each case, accruing in that same annual period for which the annual license maintenance fee is paid.

3.2	Development Milestone Payments. Licensee shall pay Licensor milestone payments in the amounts set forth below in this Section 3.2, whether the milestone is met by Licensee, its Affiliates or Sublicensees, payable according to the following schedule for the development milestone payment for each particular Licensed Product (i.e., distinct biological entity) for a total of no more than (a) nine million dollars (US$9,000,000) for any Licensed Product that is covered by any Valid Claim of a patent or patent application within the Licensed Patents that is not co-owned by Licensor and Fred Hutchinson Cancer Research Center (“FHCRC”), or (b) [***] for any Licensed Product that is covered only by a Valid Claim of a patent or patent application that is co-owned by Licensor and FHCRC but not any Valid Claim of any other patent application or patent within the Licensed Patents (“Development Milestones Fee Cap”) per Licensed Product, regardless of [***]:

(a)	[***] dollars ($[***]) on [***] for each Licensed Product [***]. For clarity, for a single Licensed Product, this milestone shall be paid [***] or may be paid separately for different Licensed Products (i.e., distinct biologic entities) for each such [***].

(b)	[***] dollars ($[***]) on [***] for each Licensed Product [***]. For clarity, for a single Licensed Product, this milestone shall be paid [***] or for different Licensed Products (i.e., distinct biologic entities) but no more than a total of [***] payments shall be made for each Licensed Product under this milestone (i.e., [***] payments of [***]).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

(c)	[***] dollars ($[***]) on [***] in each of the first [***] separately approvable Indications for each Licensed Product in [***]. For clarity, this milestone shall be paid for (i) [***] a single Licensed Product, or (ii) for different Licensed Products [***] but in no event shall more than a total of [***] dollars($[***]) be payable to Licensor for achievement of this milestone regardless of the number of times it is achieved.

(d)	[***] dollars ($[***]) on [***].

(e)	Subject to the applicable Development Milestones Fee Cap, for each Licensed Product, a payment of [***] dollars ($[***]) on [***].

(f)	Subject to the applicable Development Milestones Fee Cap, for each Licensed Product, a payment of [***] dollars ($[***]) on [***].

(g)	Subject to the applicable Development Milestones Fee Cap, for each Licensed Product, a payment of [***] dollars ($[***]) on [***].

(h)	A payment of [***] dollars ($[***]) on the first achievement of [***].

If any milestone described in this Section 3.2 is not required for Regulatory Approval of a Licensed Product in the U.S. or a Major Country, then the milestone payment for such unrequired milestone shall become immediately due and payable to Licensor on [***].

The milestone payment in Section 3.2(h) shall not be creditable against any other payment due to Licensor.

3.3	Royalties.

3.3.1	Royalty Rates. Subject to the terms of this Section 3.3, Licensee shall pay to Licensor a royalty on Net Sales of Licensed Products and Licensed Services as follows:

Annual Net Sales (USD)	Royalty Rate
Up to [***]	[***	]%
In excess of [***]	[***	]%

No multiple royalties shall be payable to Licensor because a Licensed Product or Licensed Service is covered by more than one claim in any Licensed Patent.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

3.3.2	Royalty Stacking. If Licensee or its Affiliate is obligated to pay a royalty to an unaffiliated third party for a license to a patent or other intellectual property or technology that would be infringed or otherwise violated or unauthorized by the use, manufacture, offer for sale, sale or import of a Licensed Product or the performance of Licensed Services under this Agreement in a particular country absent a license from that third party (“Necessary License”), then, if Licensee obtains a Necessary License from that third party, Licensee shall be entitled to offset [***] percent ([***]%) of any running royalties it actually pays to that third party for such Necessary License in any Reporting Period against the royalties due to Licensor; provided, however, notwithstanding the application of offsets under this Section 3.3.2, the annual royalties paid to Licensor under Section 3.3.1 shall not be reduced below [***] percent ([***]%) of the royalties otherwise owed Licensor as set forth in Section 3.3.1 for that period before taking into account any reductions, unless the aggregate running patent royalty obligation on the Net Sales of a particular Licensed Product payable by Licensee for Necessary Licenses exceeds [***]. If the aggregate third party running royalty payment obligation for Necessary Licenses exceeds [***], then the royalties payable to Licensor under Section 3.3.1 shall not be reduced to less than [***]% of Net Sales for any Reporting Period. Any offset under this Section 3.3.2 not used in a calendar year may be carried over [***] subsequent years. Upon request, Licensee shall furnish documentation to Licensor evidencing its payments and payment obligations to third parties under this Section 3.3.2, including the identity of those patents or other intellectual property rights for which such payments are paid to a third party.

3.3.3	Co-Owned Claims. If the only Valid Claims covering a particular Licensed Product or Licensed Service are co-owned by Licensor and Fred Hutchinson Cancer Center, then the running royalty due on Net Sales of such Licensed Products or performance of Licensed Services under Section 3.3.1 for any Reporting Period shall be reduced by the aggregate amount of running royalties actually paid by Licensee to that co-owner for a license to that co-owner’s Valid Claims for such Reporting Period; provided, however the royalty payments to Licensor under Section 3.3.1 shall not be reduced by more than [***] percent ([***]%) of the amount otherwise due and payable to Licensor under Section 3.3.1 before taking into account any reductions. Any payments made by Licensee to Fred Hutchinson Cancer Center (FHCRC) with regard to any Licensed Patents co-owned by Licensor and Fred Hutchinson Cancer Center (FHCRC) may not be offset pursuant to Section 3.3.2.

3.3.4

Minimum Annual Royalties. Commencing on the on sixth anniversary of the Effective Date, and thereafter on each anniversary of the Effective Date during the term of this Agreement, Licensee shall pay to Licensor a nonrefundable minimum annual royalty of two hundred thousand dollars ($200,000) per year. The annual minimum royalties shall not be reduced under this Section 3.3 but shall be fully creditable against running

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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royalties on Net Sales under Section 3.3.1 or milestone payments under Section 3.2(a) through (g), in each case, accruing for that same annual period beginning on the anniversary of the Effective Date for which the annual minimum royalty was last paid.

3.3.5	Term and Termination of Royalty Obligations. The royalties provided in Section 3.3.1 shall commence for each Licensed Product or Licensed Service on the first commercial sale of that Licensed Product or Licensed Service in any country and shall terminate with respect to such Licensed Product or Licensed Service on a country-by-country basis on the expiration of the last-to-expire Valid Claim in that country.

3.4	Patent Costs. Licensee shall reimburse Licensor for [***], which are estimated to be [***] dollars ($[***]), within [***] following the Effective Date. Licensee shall reimburse Licensor for [***] incurred during the Term pursuant to Section 6.1 within [***] following the date an itemized invoice is sent from Licensor to Licensee. [***].

3.5	Other Consideration. Licensee shall pay to Licensor the nonrefundable payments as set forth in the table below; provided, however, that in no event shall payments to Licensor pursuant to this Section 3.5 exceed, in the aggregate, fifteen million dollars ($15,000,000).

Percentage of Other Consideration	Milestone
[***]	[***]
[***]	[***]
[***]	[***]

If before the second anniversary of the Effective Date, Licensee options or sublicenses to third party that is not an Affiliate of the Licensee, substantially all of the rights granted to Licensee by Licensor under the Licensed Patents, Licensed Products or Licensed Services to all Fields in the U.S. or a Major Country, without also providing such third party a license (or sublicense as the case may be) to any other material technology or intellectual property rights owned or Controlled by Licensee, the amount of any applicable payments to Licensor under this Section 3.5 shall be [***] for such transaction (but only that transaction), [***].

Payments to Licensor for Other Consideration shall be paid to Licensor within [***] of receipt of that consideration by Licensee.

3.6	Diligence Efforts.

3.6.1	General. Licensee shall directly or through its Affiliates or Sublicensees use Commercially Reasonable Efforts to develop and commercialize at least (a) one Licensed Product and (b) either a second Licensed Product or a second Indication for the first Licensed Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

3.6.2	Clinical Trials. Licensee shall use Commercially Reasonable Efforts to:

(a)	dose the first patient in a Phase I Clinical Trial of a Licensed Product within [***] from the Effective Date,

(b)	dose the first patient in a Phase II Clinical Trial of a Licensed Product within [***] from the Effective Date,

(c)	dose the first patient in a Pivotal Clinical Trial or Phase III Clinical Trial within [***] after the Effective Date, and

(d)	dose the first patient in a Phase I Clinical Trial of a second Licensed Product or second Indication for the first Licensed Product within [***] from the Effective Date.

Notwithstanding the foregoing, if Licensee fails to achieve any milestone in this Section 3.6.2 where the cause of the failure is beyond the reasonable control of Licensee, its Affiliates or Sublicensees (e.g., regulatory action or delay, low patient enrollment, force majeure), Licensee shall promptly inform Licensor of the anticipated delay as soon as reasonably known to Licensee. and the Parties shall meet to discuss the reasons for the delay, the anticipated duration of the delay, the work to be undertaken by Licensee, its Affiliates and Sublicensees to overcome the delay, and a reasonable extension of the date for the achievement of any affected milestones under this Section 3.6.2. In such case, Licensee will not be deemed in default or breach of this agreement and the time period for achieving those milestones will be automatically extended by the time of the delay reasonably attributable to the causes outside of Licensee’s control, as long as Licensee diligently and continuously pursues the achievement of such milestones. Licensor shall not be entitled to more than [***] extensions under this paragraph.

If Licensee fails to reach any milestone in this Section 3.6.2 for any reason not subject to the preceding paragraph, then Licensee may extend that milestone for a period of [***] (“Delayed Milestone”). In order to be entitled to that extension, Licensee shall, within thirty (30) days after the applicable deadline for the achievement of the applicable milestone (i) pay to Licensor [***]% of the milestone payment that would otherwise have been due had Licensee timely achieved the applicable milestone and (ii) [***]. If Licensee fails to reach any Delayed Milestone, then Licensee may extend that Delayed Milestone for a period of [***]. In order to be entitled to the second extension, Licensee shall, within [***] after the deadline for the achievement of the Delayed Milestone (x)

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pay to Licensor [***]% of the milestone payment that would otherwise have been due had Licensee timely achieved the Delayed Milestone and (y) [***]. Any payments under this Section 3.6.2 shall be in addition to the milestone payments otherwise due under this Agreement and shall not reduce any amounts that may become due.

3.6.3	Sponsored Research. Unless the SRA is terminated by its terms (a) by Licensor, or (b) by Licensee for uncured breach thereof, Licensor shall fund research and development activities at Licensor under the supervision of Dr. Michael C. Jensen in accordance with an agreed Research Plan, pursuant to the SRA. For clarity, no breach of the SRA shall be a grounds for an alleged breach of this Agreement, but a Party injured for a breach of the SRA may seek remedies under such Agreement for such breach.

3.6.4	Breach. Any breach of any of Licensee’s obligations under this Article 3 shall be considered a material breach of this Agreement.

ARTICLE 4. REPORTS, RECORDS AND PAYMENT

4.1	Reports.

4.1.1	Progress Reports. Beginning [***], Licensee shall report to Licensor in writing the progress made by Licensee, its Affiliates and Sublicensees in the research, development and commercialization of Licensed Products for the preceding [***], including its efforts to obtain regulatory approvals necessary for testing and marketing Licensed Products. Such annual reports shall be due within [***] after the end of [***] and shall include a detailed summary of work completed and results obtained, summary of work in progress, current schedule of anticipated events or milestones, summary of sublicenses granted during the period. market plans for introduction of Licensed Products, summary of resources (dollar value and FTE) spent in the reporting period, regulatory plans and other information reasonably requested by Licensor. Upon request, Licensee shall meet with Licensor once every [***] to discuss its [***] reports and answer Licensor’s questions regarding development and commercialization efforts for the Licensed Products.

4.1.2

Royalty Reports. Licensee shall submit to Licensor [***] royalty reports within [***] after the end of each Reporting Period. Each royalty report shall cover Licensee’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar quarter and shall show: [***]. If no sales of Licensed Products

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have been made by Licensee during any reporting period, Licensee shall so report. In addition, Licensee shall submit to Licensor [***] royalty reports within [***] after the end of each Reporting Period showing Other Consideration. Each such report shall cover Licensee’s (and each Affiliate’s) most recently completed calendar quarter and shall show (i) the source, type, amount and calculation of Other Consideration and (ii) such other information relating thereto as reasonably requested by Licensor.

4.2	Records & Audits. Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Net Sales and Licensed Products manufactured, used, sold or imported and Licensed Services performed under this Agreement and with respect to Other Consideration. Such records shall be retained by Licensee, its Affiliates and Sublicensees for at least [***] following a given reporting period. All records of Licensee (which shall be and remain Confidential Information of Licensee) shall be available during normal business hours for inspection, at the expense of Licensor, by Licensor’s Internal Audit Department or by an independent certified public accountant selected by Licensor for the sole purpose of verifying reports and payments or other compliance issues. If any such inspection shows an underpayment in excess of [***] percent ([***]%) for any twelve-month (12-month) period, then Licensee shall pay the cost of the audit. In the event of any underpayment, Licensee shall pay an: additional sum that would have been payable to Licensor had the Licensee reported correctly, plus an interest charge at the rate set forth in Section 4.3.3. Such interest shall be calculated from the date the correct payment was due to Licensor up to the date when such payment is actually made by Licensee.

4.3	Payments.

4.3.1	Fees. All fees reimbursements, royalties and other amounts due Licensor shall be paid in United States dollars and all checks shall be made payable to “Seattle Children’s Hospital d/b/a Seattle Children’s Research Institute,” referencing Licensor’s taxpayer identification number, 91-0564748, and sent to Licensor according to Section 13.4. When Licensed Products or Licensed Services are sold in currencies other than United States dollars, Licensee shall first determine the earned royalty in the currency of the country in which Licensed Products or Licensed Services were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period.

4.3.2

Royalty Payments. Royalties shall accrue when Licensed Products or Licensed Services are invoiced, or if not invoiced, when delivered to a third party or Affiliate. Licensee shall pay earned royalties [***] within [***] of the end of each Reporting

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Period. Each such payment shall be for earned royalties accrued within Licensee’s most recently completed Reporting Period. Licensee shall pay all bank charges resulting from the transfer of payments. If at any time legal restrictions prevent the prompt remittance of part or all royalties by Licensee with respect to any country where a Licensed Product or Licensed Service is sold or a pursuant to this Agreement, Licensee shall convert the amount owed to Licensor into U.S. dollars and shall pay Licensor directly from its US sources of fund for as long as the legal restrictions apply. Royalty payments under Section 3.3, and royalty reports under Section 4.1 shall be rendered for any and all Net Sales of Licensed Products and Licensed Services made during the term of the Agreement even if the corresponding royalty payments are due after expiration of the Agreement.

4.3.3	Late Payments. In the event royalty, reimbursement or other payments are not received by Licensor when due, Licensee shall pay to Licensor interest charges at a rate equal to the [***] of (a) [***] percent ([***]%) per year, (b) the prime rate of interest plus [***] percent ([***]%) per year or (c) the maximum rate permitted by applicable usury law. Such interest shall be calculated from the date payment was due until actually received by Licensor.

4.3.4	Withholding Taxes. Any withholding or other tax that is required by law to be withheld with respect to payments owed by Licensee pursuant to this Agreement shall be deducted by Licensee (or its Sublicensees) from such payment prior to remittance, and paid over to the relevant taxing authorities when due. Licensee shall promptly furnish Licensor evidence of any such taxes withheld and of payment thereof and shall cooperate with Licensor and provide reasonable assistance necessary for Licensor to claim any withheld amounts.

ARTICLE 5. TERM AND TERMINATION

5.1	Term of Agreement. The term of this Agreement shall commence upon the Effective Date and shall continue in full force and effect and shall terminate on the expiration or abandonment of all Valid Claims, unless this Agreement is terminated earlier in accordance with the provisions of this Agreement.

5.2	Termination by Licensee. Licensee shall have the right to terminate this Agreement upon sixty (60) days’ written notice to Licensor.

5.3	Termination by Licensor. Licensor. at its option, may immediately terminate the Agreement, or any part of the license to the Licensed Patents, or any part of Field, or any part of Territory, or the exclusive nature of the license grant, upon delivery of written notice to Licensee of Licensor’s decision to terminate, if any of the following occur:

(a)	Licensee becomes in arrears in any payments due under the Agreement, and Licensee fails to make the required payment within thirty (30) days after delivery of written notice from Licensor;

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(b)	Licensee is in material breach of any non-payment provision of the Agreement, and does not cure such breach within ninety (90) days after delivery of written notice from Licensor.

(c)	Licensee, its Affiliate or Sublicensee initiates any proceeding or action to challenge the validity, enforceability, or scope of one or more of the Licensed Patent rights, or assists a third party in pursuing such a proceeding or action.

5.4	Other Conditions of Termination. This Agreement shall terminate: (a) immediately without the necessity of any action being taken by Licensor or Licensee, (i) if Licensee becomes bankrupt or insolvent, (ii) Licensee elects to liquidate its assets or dissolve its business, (iii) Licensee ceases its business operations in the ordinary course. (iv) Licensee makes an assignment for the benefit of creditors or (v) if the business or assets of Licensee are otherwise placed in the hands of a receiver, assignee or trustee, whether by voluntary act of Licensee or otherwise; or (b) at any time by mutual written agreement between Licensee and Licensor.

5.5	Effect of Termination. If the Agreement is terminated for any reason: (a) except as provided in Section 5.7, Licensee shall cease making, having made, using, selling, offering to sell, or otherwise disposing of any and all Licensed Products and Licensed Services by the effective date of termination; and (b) Licensee shall tender payment of all accrued royalties and other payments due to Licensor as of the effective date of termination; and (c) nothing in the Agreement shall be construed to release either Party from any obligation that matured prior to the effective date of termination. In addition, Licensee shall dispose of all Licensed Biological Materials as directed by Licensor.

5.6	Effect on Sublicensees. All sublicenses, and rights of Affiliates and Sublicensees, will terminate as of the effective date of termination of this Agreement. except as provided in Section 2.5.2.

5.7	Disposition of Licensed Products on Hand. On termination of this Agreement other than as a result of uncured breach by Licensee, Licensee may dispose of all previously made or partially made Licensed Products within a period of [***] of the effective date of such termination; provided, that the sale of such Licensed Product by Licensee or Affiliates shall be subject to the terms of this Agreement, including rendering of reports and payment of royalties and other amounts required under this Agreement.

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5.8	Accrued Rights and Obligations. Any termination of this Agreement shall not relieve each Party hereto of any obligation or liability, accrued under this Agreement prior to termination.

5.9	Survival on Termination or Expiration. The following Sections and Articles shall survive the termination or expiration of this Agreement: 2.5.2, 4.2, 4.3.3, 5.6, 7.2, 8, 9 10, 11 and 13, along with all payment obligations accrued before the effective date of expiration or termination.

ARTICLE 6. PATENT MATTERS

6.1	Diligence Efforts. Licensor shall have all responsibility for the filing, prosecution, protection and maintenance of the Patent Rights. Licensor shall use good faith, reasonable efforts (consistent with Licensor’s customary practices) to diligently and timely prosecute and maintain the Patent Rights in the United States, and in such other countries as are reasonably designated by Licensee, using counsel reasonably acceptable to Licensee; provided, that Licensee timely reimburses Licensor for [***]. Licensee may suspend its obligations under this Section 6.1 if Licensee fails to timely reimburse Licensor for [***].

6.2	Patent Documentation. Licensor shall keep Licensee reasonably informed regarding matters related to the prosecution and maintenance of each patent or patent application within the Licensed Patent and shall, without limitation: (a) provide (or direct its external patent counsel to provide) Licensee with access to copies of all material documentation and correspondence relating to the filing, prosecution and maintenance of each of the Licensed Patents so that Licensee may remain informed with respect thereto; and (b) give Licensee (and its Sublicensees) reasonable opportunity to consult with Licensor (or its external patent counsel) regarding such filing, prosecution, maintenance and to comment on all relevant material matters related to prosecution of the Licensed Patents, including review of draft responses prior to filing with Patent Offices. All comments by Licensee shall be reasonably considered by prosecuting counsel. The Parties acknowledge that all information exchanged by the Parties pursuant to this Section is understood to be Confidential Information pursuant to Article 10, without regard to any marking or legending requirements thereof, but subject to the exceptions to confidentiality set forth therein.

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6.3	Decision to Not Further Support.

6.3.1	At any time, Licensee shall notify Licensor if Licensee wishes to terminate its license to any of the patent applications or patents within the Licensed Patents. Licensee shall identify such patent applications and patents to Licensor in writing, in which event, [***] after receipt of such written notice by Licensor, (a) Licensee’s license to such patent applications and patents shall terminate and such identified patent applications and patents shall no longer be deemed Licensed Patents under this Agreement, and (b) Licensee shall have no further obligation to pay any Patent Costs incurred by Licensor for the prosecution and maintenance of such identified patents and patent applications. For the avoidance of doubt, Licensor may independently, and at its own expense, maintain any such patent applications and patents after such a termination by Licensee, and Licensee will have no rights hereunder with respect to such patent applications and patents.

6.3.2	Notwithstanding Section 6.3.1 above, Licensee covenants that it will not terminate its license to any patent application or patent within the Licensed Patents that is co-owned by Licensor and FHCRC and then licensed to Licensee by each of Licensor and FHCRC, without also concurrently terminating its license from FHCRC to such patent application or patent.

6.4	Patent Term Extension. Licensee shall have the right, on a Licensed Product-by-Licensed Product basis, to select a patent within the Licensed Patents to seek a term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith. Licensee shall consult with Licensor and consider its views in good faith before applying for a patent term extension or supplementary protection certificate for any Licensed Product. [***] costs incurred by Licensor in connection with its activities under this Section 6.4 shall be Patent Costs and reimbursed by Licensee.

6.5	Patent Infringement and Litigation.

6.5.1	Infringement Notice. In the event that Licensor (to the extent of the actual knowledge of the Vice President of Research of Licensor) or Licensee learns of infringement of potential commercial significance of any Licensed Patent licensed under this Agreement, the knowledgeable Party shall provide the other (a) with written notice of such infringement and (b) [***] (the “Infringement Notice”). During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, neither Licensor nor Licensee shall notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Licensed Patent without first obtaining consent of the other.

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6.5.2	Licensee’s Right to Sue. If infringing activity of potential commercial significance by the infringer has not been abated within [***] following the date the Infringement Notice takes effect, Licensee, [***], shall have the first right, but not the obligation, to enforce any Licensed Patent by notifying and consulting with Licensor in advance and then instituting a suit (including a suit for declaratory judgment) for patent infringement against the infringer. Such notice to Licensor shall be given at least [***] in advance of instituting a suit. Licensor may voluntarily join such suit at its own expense and participate with its own counsel, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in that suit. Licensee may join Licensor in a suit initiated by Licensee with the prior consent of Licensor if Licensor would be a necessary or indispensable party under the applicable law. If, in a suit initiated by Licensee, Licensor is voluntarily joined at the request of Licensee or involuntarily joined, Licensee shall pay [***] incurred by Licensor arising out of such suit.

6.6	Settlement Proceeds. Any recovery or settlement received in connection with any suit initiated by Licensee under Section 6.5.2 above shall first be used to reimburse each Party’s litigation costs. Any recovery in excess of litigation costs of Licensee and Licensor shall be shared between Licensee and Licensor as follows: for any suit initiated by Licensee, [***]; and in any suit initiated by Licensor, at its expense, in which Licensee does not participate, [***].

6.7	Cooperation. Each Party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being voluntarily jointly prosecuted by the Parties). At request and expense of the Party bringing suit, the other Party shall permit access during regular business hours, to all relevant personnel, records, papers, information. samples, specimens, and the like in its possession and agrees to be joined in such a suit, if required by applicable law. Licensee shall not settle any infringement action commenced by Licensee in any manner that could impose material obligations on Licensor or adversely affect Licensor or the Licensed Patents without the prior written consent of Licensor.

6.8	Patent Marking. Licensee shall mark all Licensed Products made, used, or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. Licensee shall be responsible for all monetary and legal liabilities arising from or caused by (a) failure to abide by applicable patent marking laws and (b) any type of incorrect or improper patent marking.

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ARTICLE 7. REPRESENTATIONS AND WARRANTEES

7.1	Limited Warranties.

7.1.1	Mutual Representation and Warranties. Each Party represents and warrants to the other Party (a) that its signatory to this Agreement is duly authorized to execute and deliver this Agreement on the Party’s behalf. (b) that it has the corporate authority and power to enter into and to perform this Agreement, and (c) that this Agreement constitutes the valid and legally binding obligation of that Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditor’s rights generally, and by general equitable principles.

7.1.2	Licensor’s Representation and Warranties. Licensor represents and warrants as of the Effective Date that:

(a)	Licensor has not knowingly taken any action or omission to encumber any of its right, title and interest in and to the Licensed Patents in any way that would have materially adversely impacted the licenses granted to Licensee under this Agreement except for the rights, if any, of the Government as set forth above;

(b)	Licensor is the sole owner or co-owner of the Patent Rights;

(c)	Licensor has sufficient rights in and to the Licensed Patents to grant the licenses set forth in this Agreement to Licensee except for the rights, if any, of the Government as set forth above;

(d)	to the actual knowledge of Licensor’s Vice President of Research, there is not pending or, threatened in writing, any claim or litigation to which Licensor is a party contesting the ownership, derivation, inventorship, validity or right to use any of the Licensed Patents;

(e)	to the actual knowledge of Licensor’s Vice President of Research, Licensor has not received written notice of any third party assertion that the Licensed Patents are invalid;

(f)	that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensor;

(g)	it has not granted to any third party any rights in the Licensed Patents in the Field of Use in the Territory, that are inconsistent with the rights granted to Licensee under this Agreement; and

(h)	Exhibit A contains a complete list of all current patent applications and patents owned (in whole and in part) by Licensor as of the Effective Date relating to [***] for which Dr. Michael C. Jensen is an inventor.

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Licensor hereby covenants that it will not grant during the term of this Agreement any right, license or interest in the Licensed Patents, or any portion thereof, inconsistent with the license granted to Licensee herein.

7.2	Limitation on Warranties and Remedies. EXCEPT WITH RESPECT TO CLAIMS ARISING FROM INFRINGEMENT OR MISAPPROPRIATION OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS OR A VIOLATION BY LICENSOR OF ITS COVENANTS IN SECTION 2.3 AND THE LAST SENTENCE OF SECTION 7.1.2, NEITHER PARTY NOR THEIR AFFILIATES NOR THEIR RESPECTIVE TRUSTEES, OFFICERS, DIRECTORS. EMPLOYEES, RESEARCHERS, PROVIDERS, STUDENTS, CONTRACTORS OR AGENTS SHALL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, ITS AFFILIATES, OR SUBLICENSEES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ANY OR ALL CLAIMS OR CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSOR’S AGGREGATE LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED [***]. LICENSOR MAKES NO WARRANTIES OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND OTHERWISE DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR ARISING FROM COURSE OR DEALING OR PERFORMANCE. LICENSEE ACKNOWLEDGES THAT CERTAIN OF THE LICENSED PATENTS ARE CO-OWNED.

Furthermore, nothing in this Agreement shall be construed as:

(a)	a warranty or representation by Licensor as to the validity, enforceability or scope of any Licensed Patents;

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(b)	a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement or misappropriation of patents or other intellectual property rights of third parties;

(c)	an obligation to bring or prosecute actions or suits against third parties for patent infringement;

(d)	conferring by implication, estoppel, or otherwise any license or rights under any patents or intellectual property of Licensor other than those Licensed Patents specifically defined in this Agreement, regardless of whether those patents are dominant or subordinate to any Licensed Patent; or

(e)	an obligation to furnish any know-how not included in the Licensed Patents.

Except for the license granted in this Agreement, Licensor retains all right, title and interest in and to the Licensed Patents and Licensed Biological Materials.

7.3	Disclaimers. Except as specifically set forth in this Agreement, nothing in this Agreement shall be construed as (a) a warranty or representation by Licensor as to the validity or scope of any of the Licensed Patents; or (b) a warranty or representation that the Licensed Products, Licensed Services or Licensed Biological Materials under this Agreement shall not infringe or misappropriate the patents, trade secrets, or other intellectual property rights belonging to any third parties.

ARTICLE 8. INDEMNIFICATION

8.1	Indemnification Obligation. Subject to Section 8.2 and 8.4 and the limitations in Section 7.2 (as further limited by this Section 8.1), Licensee shall hold harmless, defend and indemnify Licensor and its Affiliates and their respective trustees, directors, officers, employees, researchers, providers, students, contractors and agents (“Indemnified Parties”) from and against any and all liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation and investigation) (collectively “Claims”) resulting indirectly or directly from actions, claims, causes of action, or demands brought or made by third parties against an Indemnified Party to the extent the Claim results from, or arises out of, [***]. Claims indemnified under this Section 8.1 include, without limitation, those that result from or arise out of:

[***]

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If a Claim arises under this Section 8.1, Licensor shall take all appropriate measures to mitigate the liability of Licensee (including by cooperating with Licensee in all mitigation efforts).

8.2	Exclusion. Licensee shall have no responsibility or obligation under Section 8.1 for any Claims to the extent caused by the gross negligence or willful misconduct by Licensor.

8.3	Indemnification Obligation. Subject to Section 8.4 and the limitations in Section 7.2 (as further limited by this Section 8.3), Licensor shall hold harmless, defend and indemnify Licensee and its Affiliates and their respective directors, officers, and employees (“Indemnified Parties”) from and against any and all liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation and investigation) (collectively “Claims”) resulting from actions, claims, causes of action, or demands brought or made by third parties against an Indemnified Party to the extent the Claim results from, or arises out of, the [***]. If a Claim arises under this Section 8.3, Licensee shall take all appropriate measures to mitigate the liability of Licensor (including by cooperating with Licensor in all mitigation efforts). In no event shall Licensor’s aggregate liability under this Section 8.3 for any and all Claims exceed [***].

8.4	Process. In the case of any Claim (a) the Indemnified Party shall notify the indemnifying party promptly of any Claims for which indemnification is sought, allow the indemnifying party to handle and control the defense thereof and cooperate reasonably with the indemnifying party, at the sole expense of the indemnifying party in the defense and settlement of the Claims; and (b) the indemnifying party shall select and manage all attorneys utilized in the defense of any such Claim; provided, that such attorneys are reasonably acceptable to the Indemnified Party. The indemnifying party shall keep the Indemnified Party apprised of the status of all Claims and promptly respond to requests for information from the Indemnified Party relating to Claims. The indemnifying party, in settling any Claim, shall have the sole right to settle such Claim after consulting with the Indemnified Party; provided however, that the indemnifying party shall not make any admissions of fault or impose any obligations on behalf of an Indemnified Party or enter into a settlement that does not has, e an unconditional release of the Indemnified Party, without prior written consent of the Indemnified Party.

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ARTICLE 9. DISPUTE RESOLUTION

9.1	Negotiations. In the event of any dispute, controversy or claim arising out of, or related to, or in connection with this Agreement, or the interpretation, enforceability, performance, breach, termination or validity hereof, including without limitation this Section 9.1 (each a “Dispute”), the Parties shall use good faith efforts to settle their differences amicably by negotiations between the Parties. In this regard, the Parties may also elect by mutual agreement to have their dispute referred to a professional mediation service to assist the Parties to resolve their dispute by mutual agreement. If the Parties are unable to initially resolve a Dispute through consultation and negotiations between the Parties within [***] after a Party notifies the other Party of a Dispute, any Party may proceed to litigation in accordance with this Agreement; provided, that this Section 9.1 shall not preclude a Party from immediately seeking injunctive relief to prevent irreparable harm.

ARTICLE 10. CONFIDENTIALITY

10.1	Definition. “Confidential Information” means all information that is of a confidential or proprietary nature to Licensor or Licensee and provided by one Party to the other Party under the Agreement.

10.2

Protection and Marking. Licensor and Licensee each agree that all Confidential Information disclosed in tangible form, and marked “confidential” and forwarded to one by the other, or if disclosed orally, is designated as confidential at the time of disclosure and summarized in a written document marked “confidential” and provided to the receiving Party within [***] after the date of the initial disclosure: (a) is to be held in confidence by the receiving Party, (b) is to be used by and under authority of the receiving Part) only as authorized in this Agreement or the Sponsored Research Agreement, and (b) shall not be disclosed by the receiving Party, its agents or employees without the prior written consent of the disclosing Party or as authorized in the Agreement. Licensee has the right to use and disclose Confidential Information of Licensor reasonably in connection with the exercise of its rights under the Agreement, including, without limitation, disclosing to actual or potential Affiliates, Sublicensees, investors, acquirers, and others on a need to know basis, if such Confidential Information is provided under written confidentiality obligations as restrictive as this Article 10. Each Party’s obligation of confidence under this Agreement includes, without limitation, using at least the same degree of care with the disclosing Party’s Confidential Information as it uses to protect its oval Confidential Information, but always at least a reasonable degree of care. Notwithstanding the marking requirements set forth in this Section 10.2, until published otherwise in the public domain through no breach of this Agreement all

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invention disclosures, patentable subject matter and patent applications included in the Licensed Patents shall be subject to the restrictions in this Section 10.2 whether or not it is marked or identified as “confidential” by Licensor.

10.3	Confidentiality of Terms of Agreement. Each Party agrees not to disclose to any third party the financial terms of the Agreement without the prior written consent of the other Party, except each Party may disclose the terms of the Agreement to advisors, auditors, actual or potential Sublicensees, acquirers or investors, and others on a need to know basis, in each case, under appropriate confidentiality obligations substantially similar to those of this Article 10. Further, Licensor may disclose the financial terms of this Agreement to the extent necessary to comply with applicable laws and court orders (including, without limitation, open records laws, decisions and rulings, and laws, regulations and guidance). Notwithstanding the foregoing, the existence of the Agreement shall not be considered Confidential Information; however, the financial terms of this Agreement shall be considered Confidential Information and shall not be disclosed to a third party without the prior written consent of the other Party.

10.4	Disclosure Required by Court Order or Law. If the receiving Party is required to disclose Confidential Information of the disclosing Party or any financial terms of this Agreement pursuant to applicable laws or regulations (other than as provided in Section 10.3), including, without limitation, required disclosure by discovery, subpoena or other legal or administrative process hereto, or pursuant to the order or requirement of a court, administrative agency, or other governmental body or applicable law, forcing the disclosure of the specified information, the receiving Party may disclose such Confidential Information or terms to the extent required, provided that the receiving Party shall use reasonable efforts to provide the disclosing Party with reasonable advance notice thereof to enable the disclosing Party to seek a protective order and otherwise seek to prevent such disclosure. If no protective order or waiver is obtained, such disclosure may be made but only to the extent legally required. The recipient Party shall not oppose any action by the other Party to obtain an appropriate protective order or other assurance that confidential information which must be disclosed shall be accorded confidential treatment. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to Article 10.

10.5

Exclusions. Information shall not be considered Confidential Information of a disclosing Party under the Agreement to the extent that the receiving Party can establish by competent written proof that such information: (a) was in the public domain at the time of disclosure; or (b) later became part of the public domain through no act or omission of the recipient Party, its Affiliates, sublicensees, employees, agents, successors or assigns

EXECUTIVE VERSION

in breach of the Agreement; or (c) was lawfully disclosed to the recipient Party by a third party, having the right to disclose it, not under an obligation of confidentiality; or (d) was already known by the recipient Party at the time of disclosure; or (e) was independently developed by the recipient Party without use of the disclosing Party’s Confidential Information.

10.6	Continuing Obligations. Subject to the exclusions listed in Section 10.5, the Parties’ confidentiality obligations under the Agreement shall survive termination of the Agreement and shall continue for a period of [***] thereafter.

10.7	Copies. Each Party agrees not to copy or record any of the Confidential Information of the other Party, except as reasonably necessary to exercise its rights or perform its obligations under the Agreement, and for archival and legal purposes.

ARTICLE 11. INSURANCE

11.1	Insurance Prior to Commercial Sale. During the term of this Agreement and prior to the first commercial sale of a Licensed Product or Licensed Service under this Agreement, Licensee, at its sole cost and expense, shall obtain and maintain commercial general liability insurance, including clinical trial liability coverage, with a reputable and financially secure insurance carrier, to cover such activities of Licensee and Licensee’s contractual indemnity under this Agreement, on an occurrence basis. Such insurance shall provide minimum annual limits of liability of not less than [***].

[***] with respect to all occurrences being indemnified under this Agreement. Licensee shall have the Licensor, its trustees, directors, officers, employees, agents and other Indemnified Parties named as additional insureds. Such insurance policy shall be purchased and kept in force until replaced as provided below. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under this Agreement.

11.2	Insurance Immediately Prior to Sales of Licensed Products. Before the first commercial sale of a Licensed Product or Licensed Service, Licensee shall increase the annual limits of its comprehensive general liability insurance and add products liability insurance to no less than [***] with respect to all occurrences being indemnified under this Agreement, and Licensee shall provide proof to Licensor that such limits have been increased and are in effect with the additional insureds named in Section 11.1. Such insurance policies shall be kept in force for a period lasting until [***] after the cessation of sales of all Licensed Products and Licensed Services under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

11.3	Evidence of Insurance and Notice of Changes. Upon request by Licensor, Licensee shall provide Licensor with written evidence of such insurance. Additionally, Licensee shall provide and cause its insurance carrier to provide Licensor with written notice of at least [***] prior to cancelling, not renewing, or materially changing such insurance.

ARTICLE 12. GOVERNMENTAL MATTERS

12.1	Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee shall assume all legal obligations to do so. Licensee shall notify Licensor if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process, including all costs related to obtaining approval to market Licensed Product(s) from various governmental agencies on a country-by-country basis.

12.2	Export Control Laws. Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries including, without limitation, the (a) Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR), and the Export Administration Act (EAA), including its Export Administration Regulations (EAR) product/service/data-specific requirements; (b) ITAR and EAR ultimate destination-specific requirements; (c) ITAR and EAR end user-specific requirements; (d) Foreign Corrupt Practices Act; and (e) anti-boycott laws and regulations. Licensee shall comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Products. Licensee shall include a provision in its agreements, substantially similar to this Section 12, with its Sublicensees, third party wholesalers and distributors, and physicians, hospitals or other healthcare providers who purchase a Licensed Product, requiring that these Parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations.

ARTICLE 13. GENERAL PROVISIONS

13.1

Assignability. This Agreement may not be assigned by Licensee without the prior written consent of Licensor, which consent shall not be unreasonably withheld; provided, however, that Licensee shall have the right to assign this Agreement without such consent (a) in connection with a sale of substantially all of its assets or a merger, acquisition, consolidation and/or corporate reorganization, or (b) to any Affiliate. With any such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTIVE VERSION

assignment, the assignee or surviving entity must agree to abide by all the terms and provisions of this Agreement, and the assigning Party shall remain liable under this Agreement for all obligations arising prior to the effective date of the assignment. Any assignment in violation of this Section 13.1 shall be void and constitute a material breach of this Agreement.

13.2	Waiver. The failure of either Party to assert a right under this Agreement. or to insist upon the prompt compliance of any term or provision of this Agreement, shall not constitute a waiver of that right, term or condition; and any similar subsequent failure to perform shall not be excused. No term, covenant or condition of this Agreement may be waived, except by a written consent by the Party so waiving the compliance.

13.3	Use of Name and Trademarks. Nothing contained in this Agreement confers any right to use and neither Party nor its Affiliates or, in the case of Licensee. its Sublicensees, shall use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the other Party (including contraction, abbreviation or simulation of any of the foregoing). Without limiting the foregoing, the use by Licensee of the name, “Seattle Children’s Hospital,” “Seattle Children’s Research Institute” and the name of the Inventor is prohibited, without the advance express written consent of Licensor. Licensee shall not issue any press release or publicity related to this Agreement without the advance express written consent of Licensor.

13.4	Notices. Any notices or payment required under this Agreement shall be in writing and deemed given if delivered personally or sent by certified or registered mail, postage pre-paid or by recognized overnight carrier or express courier service or by facsimile, with confirmation of receipt, to the following addresses:

If to Licensor:	Seattle Children’s Research Institute
2001 Eighth Avenue, Suite 400
M./S: CW8-4, P.O. Box 5371
Seattle, WA 98121
Attn: Vice President, Research

If to Licensee:	Juno Therapeutics, Inc.
8725 W. Higgins Road, Suite 290
Chicago, IL 60631

Each Party shall be entitled to designate a different address from time to time, by delivering written notice to the other Party in the manner described in this Section 13.4.

EXECUTIVE VERSION

13.5	Governing Laws. This Agreement shall be governed and construed in accordance with the laws of the state of Washington and without reference to any contrary or conflicting rules regarding choice of law. However, the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of the patent or patent application. Each Party consents to the exclusive jurisdiction of courts located in King County, Washington with respect to any disputes arising under or in connection with this Agreement.

13.6	Force Majeure. If either Party shall be delayed, interrupted or prevented from the performance of any obligation hereunder by reason of force majeure, such as an act of God, fire, flood, earthquake, war, terrorism, peril of the sea, public disaster, strike, labor dispute, governmental enactment, governmental rule or regulation, or any other cause beyond such Party’s reasonable control, such Party shall not be liable to the other Party for such delay in performance; and the time for performance of such delayed obligation shall be extended for a reasonable period of time equal to the duration of the continuation of said force majeure which caused the delay, interruption or prevention. When such events have abated, the non-performing Party’s obligations herein shall resume. If a delay continues for more than 60 days, Licensor shall have the right to terminate this Agreement. This Section 13.6 shall not apply to Licensee’s payment obligations under this Agreement.

13.7	Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

13.8	Independent Contractors. The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, partners or joint venturers of each other for any purpose as a result of this Agreement or the transactions contemplated thereby, nor shall either Party have the right to enter into any agreements on behalf of the other Party, or to bind the other Party in any mariner without the other Party’s express written consent.

13.9	Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and shall not be used or construed to create obligations, benefits or limitations.

EXECUTIVE VERSION

13.10	General Assurances. Each Party shall cooperate fully with the other Party in carrying out all the provisions and purposes of this Agreement, including without limitation, executing and delivering such additional documents as may be reasonably necessary or appropriate.

13.11	Amendments. No amendment or modification of this Agreement shall be valid or binding on the Parties unless made in writing and signed on behalf of each Party.

13.12	Entire Agreement. This Agreement, the Sponsored Research Agreement and Research Side Letter constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and this Agreement supersedes all prior understandings, negotiations, and agreements with respect to the Licensed Patents.

13.13	Construction and Interpretation. Words (including defined terms) denoting the singular shall include the plural and vice versa. The words “hereof’, “herein”, “hereunder” and words of the like import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. The term “include” (and any variant thereof), and the giving of examples, shall not be construed as terms of limitation unless expressly indicated by the context in which they is used. The headings in this Agreement shall not affect its interpretation. Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. Each of the Parties has had an opportunity to consult with counsel of its choice. Each provision of this Agreement shall be construed without regard to the principle of contra proferentum. If any provision of this Agreement is held to be invalid o: unenforceable the validity of the remaining provisions shall not be affected. The Parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the Parties when signing this Agreement. This Agreement was negotiated, and shall be construed and interpreted, exclusively in the English language.

13.14	Counterparts. This Agreement may be executed in counterparts, both of which shall be taken together and regarded as one and the same instrument. Execution and delivery of this Agreement may be evidenced by exchange of facsimile telecopies bearing the signatures of each Party; and upon the exchange of such signatures, this Agreement shall be deemed validly executed, delivered and binding.

EXECUTIVE VERSION

IN WITNESS WHEREOF, the Parties hereto have caused this Exclusive License Agreement to be executed by their respective and duly authorized officers on the day and year first set forth above.

JUNO THERAPEUTICS, INC.:		SEATTLE CHILDREN’S HOSPITAL D/B/A SEATTLE CHILDREN’S RESEARCH INSTITUTE:

By:	/s/ Hans Bishop	By:	/s/ James B. Hendricks
	Hans Bishop	James B. Hendricks, Ph.D.
	CEO	President

[Signature Page to Exclusive License Agreement]

EXECUTIVE VERSION

EXHIBIT A

PATENT LIST

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[***]	[***]	[***]

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[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.